Exhibit 10.1
SECURED PROMISSORY NOTE

$2,000,000	February 20, 2009
     FOR VALUE RECEIVED, ENVIRONMENTAL TECTONICS CORPORATION, a Pennsylvania corporation (“Maker”), does hereby promise to pay to the order of H.F. LENFEST, an individual residing in the Commonwealth of Pennsylvania (“Payee”), at Payee’s offices located at 300 Barr Harbor Drive, Suite 450, Conshohocken, Pennsylvania 19428, or at such other place as the holder hereof may from time to time direct Maker in writing, the aggregate principal sum of TWO MILLION DOLLARS ($2,000,000) in lawful money of the United States of America, together with interest accruing on the unpaid outstanding principal balance under this Secured Promissory Note (this “Note”) as provided below. This Note is being issued to Payee in connection with Payee’s providing working capital funding to support Maker’s bid on a contract (the “Government Contract”) with the United States government or a division thereof (the “Government”) by providing evidence of Maker’s financial abilities to perform the Government Contract.
Interest Rate. Interest shall accrue on the outstanding principal amount hereof at a rate of fifteen percent (15%) per annum, compounded annually (the “Interest Rate”), until paid in full; provided, however, that the Interest Rate shall be reduced automatically to ten percent (10%) per annum, compounded annually, retroactively from the date hereof in the event the Company receives the Shareholder Approval (as hereinafter defined). Interest may be payable, in the sole discretion of Payee, (a) in cash, (b) in shares of a new series of preferred stock that will be created in the event the Shareholder Approval is obtained or (c) in shares of Common Stock (as hereinafter defined), which number of shares of Common Stock to be determined by dividing the amount of interest due on an interest payment date by the Market Price (as hereinafter defined) of the Common Stock on such date. For purposes of this Note, the “Market Price” of a share of Common Stock shall mean, as of any date, (i) the closing sale price for the shares of Common Stock as reported on NYSE Alternext US LLC, the successor to the American Stock Exchange (“AMEX”) by Bloomberg Financial Markets (“Bloomberg”) for the trading day immediately preceding such date, or (ii) if AMEX is not the principal trading market for the shares of Common Stock, the average of the reported closing sale prices reported by Bloomberg on the principal trading market for the Common Stock during the one hundred twenty (120) day period immediately preceding such date, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be determined in good faith by the Board of Directors of the Company. Interest shall be payable, at the option of Payee, on each anniversary date of this Note, with any accrued and unpaid interest payable on the Maturity Date. Payee shall deliver Maker at least five (5) days prior written notice if it wishes to elect to be paid interest on an anniversary date.
Origination Fee. The Company shall pay to Payee an origination fee payable in shares of common stock, par value $0.05 per share, of Maker (the “Common Stock”), equal to 20,000 shares (the “Origination Fee Shares”). As soon as practicable following the date hereof, the Company shall issue the Origination Fee Shares and deliver to Payee a certificate evidencing such shares. In addition and in further consideration of this Note, Maker is also issuing to Payee a Common Stock Purchase Warrant exercisable for 143,885 shares of Common Stock in accordance with the terms set forth therein (the “Warrant”). By acceptance of this Note, the Origination Fee Shares and the Warrant, Payee hereby waives any anti-dilution rights under (i) that certain Senior Subordinated Convertible Note, dated as of February 20, 2003, (ii) the Series B convertible preferred stock of Maker held by Payee, and (iii) the Series C convertible preferred stock of Maker held by Payee, in connection with Maker’s issuance of the Origination Fee Shares, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant.
Maturity; Use of Proceeds.
This Note shall mature and all unpaid principal and interest hereunder, if not sooner paid in accordance with the provisions hereof, shall be due and payable in full on the earlier of (i) three (3) days following the date Maker is informed by the Government or otherwise learns that it has been denied or will not be awarded the Government Contract; (ii) six (6) months following the date hereof if Maker has not obtained the affirmative vote of the shareholders of Maker for a new financing transaction with Payee and the restoration in full of Payee’s voting rights on his preferred stock and common stock in Maker on or before the Shareholder Approval Date (as defined in the Warrant) (the “Shareholder Approval”); or (iii) three (3) years following the date hereof (the earlier of (i), (ii) or (iii), the “Maturity Date”).
The proceeds of this Note shall be deposited into a newly created restricted account and shall be used solely for working capital necessary for the performance of the Government Contract. None of such proceeds shall be used for any other purpose.
Prepayment. The principal amount of this Note may be prepaid, either in whole or in part, at any time following the date hereof without premium or penalty. Any such prepayment shall be accompanied by all accrued and unpaid interest on the principal amount being prepaid.
Security. Maker has delivered as security for the performance of its obligations under this instrument (i) a Security Agreement of even date herewith (the “Security Agreement”) covering all of Maker’s property as described in the Security Agreement; and (ii) a UCC-1 Financing Statement granting Payee a first lien position on such property which shall be filed with the Department of State of the Commonwealth of Pennsylvania. By acceptance of this Note, Payee covenants and agrees that it will work in good faith with Maker and PNC Bank, NA to obtain a waiver from PNC Bank, NA to allow the security interest granted pursuant to the Security Agreement.
Default Interest. The entire outstanding principal balance hereunder, irrespective of any declaration of maturity, as well as any other amounts owing pursuant to this Note, shall bear interest at a default rate equal to the Interest Rate plus six percent (6%) per annum (the “Default Rate”) until such sum is paid in full from and after:
the Maturity Date;
earlier maturity of this Note either according to its terms or as the result of a declaration of maturity made by the Payee, whether by acceleration or otherwise; or
from and after an Event of Default (as defined below).

Events of Default. Each of the following shall constitute an event of default hereunder (an “Event of Default”):
the failure of Maker to make any payment to Payee within five (5) days of the date when due hereunder;
the default by Maker in punctual performance of any of the non-monetary obligations, covenants, terms or provisions contained or referred to in this Note or the Security Agreement, each as amended, replaced or modified, if such default shall continue unremedied for a period of ten (10) days following written notice of default by Payee to Maker;
any warranty, representation or statement contained in this Note or the Security Agreement proves to have been false;
any use of the proceeds of this Note for any purpose other than working capital necessary for the performance of the Government Contract as provided in Section 3(b);
a default by Maker in the performance of any covenant, condition or provision of any loan documents between Maker and Payee, or any document related thereto, that are currently in effect or will be entered into, and such default shall not be remedied for a period of thirty (30) days after the earlier of (i) written notice from Payee of such default or (ii) actual knowledge by Maker of such default;
a default by Maker under any agreement with PNC Bank or any successor commercial lender;
the filing by or against Maker of any proceeding in bankruptcy, insolvency, receivership, reorganization, liquidation, conservatorship or similar proceeding and, if filed against Maker, such proceeding is not dismissed within sixty (60) days following the commencement thereof; and
any assignment by Maker for the benefit of any of its creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of Maker and such proceeding shall remain undismissed or unstayed for a period of sixty (60) days.
Remedies; Acceleration. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default hereunder, Payee shall have the following rights or remedies:
to declare the entire unpaid amount of this Note immediately due and payable in full; and/or to exercise from time to time any and all rights and remedies available to it under any then applicable law.
Rights Cumulative. The rights and remedies of Payee as provided herein shall be cumulative and concurrent, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same. Payee shall not by any act or omission or commission be deemed to waive any of his rights or remedies under this Note unless such waiver be in writing and signed by Payee, and then only to the extent specifically set forth therein; and a waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.
Payment of Costs. Maker shall pay to Payee upon demand all of his costs and expenses in enforcing or collecting the amounts due under this Note, including reasonable attorneys’ fees.
Representations and Warranties of Maker.
Maker is a corporation duly formed and validly subsisting under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority to conduct its business as it is now being conducted.
Maker has all requisite legal and corporate power and authority to execute and deliver this Note and the Security Agreement, to issue this Note and to carry out and perform its other obligations under the terms of this Note and the Security Agreement. The execution, delivery and performance by Maker of this Note and the Security Agreement and the issuance of this Note have been duly authorized by all necessary corporate action on the part of Maker.
This Note constitutes a valid and legally binding obligation of Maker, enforceable against Maker in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, and other such laws affecting enforcement of creditors’ rights and the relief of debtors generally, and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.
As soon as practicable following the date hereof, Maker shall issue the Origination Fee Shares and deliver to Payee a certificate representing such shares.
The Origination Fee Shares are duly authorized and, upon issuance in accordance with the terms of this Note, will be validly issued, fully paid and non-assessable.
Waivers.
Maker expressly waives presentment for payment, notice of dishonor, protest, notice of protest, diligence of collection, and any other notice of any kind, and hereby consents to any number of renewals or extensions of time for payment hereof, which renewals and extensions shall not affect the liability of any party to this Note; and further agrees that Payee may accept, by way of compromise or settlement, from any party, a sum or sums less than the amount due Payee under this Note, and may give releases to such parties without affecting the liability of any other party for the unpaid balance. Any such renewals or extensions may be made and any such partial payments accepted or releases given without notice to any such party.
Maker hereby waives and releases all procedural errors, defects and imperfections in any proceeding instituted by Payee under the terms of this Note as well as all benefits that might accrue to Maker by virtue of any present or future laws (i) exempting any property, real, personal or mixed, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution; or (ii) providing for any stay of execution, exemption from civil process, or extension of time for payment. Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ in whole or in part or in any other manner desired by Payee.

Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when sent by hand delivery or by commercial overnight delivery service that requires signatures upon receipt (such as Federal Express), or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at its address as set forth below or such other address that such party hereafter designates by written notice to the other parties below:
If to Payee:
c/o The Lenfest Group
300 Barr Harbor Drive, Suite 460
West Conshohocken, PA 19428
Attn: H.F. Lenfest
Telecopier: (610) 940-0602
with a copy to:
Royer & Associates LLC
681 Moore Road, Suite 321
King of Prussia, PA 19406
Attn: John E. Royer, Jr., Esquire
Telecopier: (610) 354-8896
If to Maker:
Environmental Tectonics Corporation
County Line Industrial Park
125 James Way
Southampton, PA 18966-3877
Attn: Chief Financial Officer
Telecopier: (215) 357-4000
with a copy to:
Klehr, Harrison, Harvey, Branzburg & Ellers LLP
260 S. Broad Street
Philadelphia, PA 19102
Attn: William W. Matthews, Esquire
Telecopier: (215) 568-6603
     All such notices shall be deemed to have been given (a) when delivered, if hand delivered or sent by overnight delivery service; or (b) three (3) business days after deposit in the United States mail, if sent by certified or registered mail.
Construction of Terms. The word “Maker” as used throughout this Note is intended to and shall be construed to mean, individually and collectively, each and every entity and/or person that has executed this Note and its successors and assigns. All covenants, promises, agreements, authorizations, waivers, releases, options, undertakings, rights and benefits made or given herein by Maker shall bind and affect all persons who are hereinabove defined as “Maker” with the same effect as though all such persons were specifically named herein whenever the word “Maker” is used.
Modifications. This Note may not be changed orally, but only by an agreement in writing signed by Maker and Payee.
Governing Law. The provisions hereof shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.
Consent to Jurisdiction. This Note shall be governed by the laws of the Commonwealth of Pennsylvania without regard to the conflict of law provisions thereof. Maker irrevocably and unconditionally agrees that any suit, action or other legal proceeding arising out of this Note may be brought in the courts of record in Montgomery County, Commonwealth of Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania; consents to personal jurisdiction in each such court in any such suit, action or proceeding; and waives any objection concerning venue with respect to any suit, action or proceeding in any of such courts.
WAIVER OF JURY TRIAL. MAKER IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. MAKER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
CONFESSION OF JUDGMENT. MAKER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR FOR MAKER AT ANY TIME OR TIMES, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS NOTE, OR THE SECURITY AGREEMENT, IN ANY SUCH COURT IN ANY ACTION BROUGHT AGAINST MAKER BY PAYEE WITH RESPECT TO THE AGGREGATE AMOUNTS PAYABLE HEREUNDER, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST MAKER FOR ALL SUMS PAYABLE BY MAKER TO PAYEE HEREUNDER, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY A DULY AUTHORIZED DESIGNEE OF PAYEE SETTING FORTH SUCH AMOUNT THEN DUE FROM MAKER TO PAYEE, PLUS AN ATTORNEY’S COMMISSION EQUAL TO TEN PERCENT (10%) OF THE SUMS THEN OUTSTANDING UNDER THIS NOTE, BUT IN NO EVENT LESS THAN $10,000, WITH COSTS OF SUIT, RELEASE OF PROCEDURAL ERRORS, OTHER THAN NOTICES THAT MAY BE REQUIRED HEREUNDER, AND WITHOUT RIGHT OF APPEAL. IF A COPY OF THIS NOTE, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. MAKER WAIVES THE RIGHT TO ANY STAY OF EXECUTION, THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT AND ANY AND ALL RIGHTS TO PRIOR NOTICE AND HEARING WITH RESPECT TO THE GARNISHMENT OR ATTACHMENT OF ANY PROPERTY PURSUANT TO A JUDGMENT ENTERED HEREUNDER. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER

TO BRING ANY ACTION OR CONFESS JUDGMENT THEREIN SHALL BE DEEMED TO EXHAUST THE POWER, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS PAYEE SHALL ELECT UNTIL ALL AMOUNTS PAYABLE TO PAYEE HEREUNDER, SHALL HAVE BEEN PAID IN FULL. THE EXERCISE BY PAYEE OF HIS RIGHTS AND REMEDIES AND THE ENTRY OF ANY JUDGMENT BY PAYEE UNDER THIS SECTION SHALL NOT AFFECT IN ANY WAY THE INTEREST RATE PAYABLE HEREUNDER OR ANY OTHER AMOUNTS DUE TO PAYEE, BUT INTEREST SHALL CONTINUE TO ACCRUE ON SUCH AMOUNTS AT THE DEFAULT RATE.
Headings. The headings preceding the text of the Sections hereof are inserted solely for convenience of reference and shall not constitute a part of this Note, nor shall they affect its meaning, construction or effect.
Severability. If any provision of this Note or the application thereof is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.
Assignment; Successors and Assigns. This Note may not be assigned at any time by Maker without the prior written consent of Payee, which consent may be withheld for any reason. All of the terms and conditions herein shall be binding upon any successors and assigns of Maker and inure to the benefit of Payee, his successors and assigns.
Application of Payments. Payments received hereunder by Payee shall be applied first to those payments described in Section 10 of this Note; second, to any accrued and unpaid interest due hereunder; and third, to principal.
[Signature Page Follows]

     IN WITNESS WHEREOF, Maker has caused this Note to be executed effective as of the day and year first above written.

ENVIRONMENTAL TECTONICS CORPORATION
By:
Name:
Title: